UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 2, 2008

AirTran Holdings, Inc.

(Exact name of registrant as specified in its charter)

State of Incorporation: Nevada

Commission file number: 1-15991	I.R.S. Employer Identification No: 58-2189551

9955 AirTran Boulevard, Orlando, Florida 32827

(Address of principal executive offices) (Zip Code)

(407) 318-5600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02(e)	Entry into Material Executive Benefits Agreement with Steven Rossum

On September 2, 2008, AirTran Holdings, Inc. (the “Company”) announced the appointment of Steven A. Rossum as the Company’s Executive Vice President of Corporate Development.  Mr. Rossum, 45, served from 2002 to 2008, as the executive vice president, chief financial officer and general counsel of ASTAR Air Cargo.  Mr. Rossum also previously served the Company as Vice President and Treasurer from 1999 to 2002.

In connection with Mr. Rossum’s appointment, Mr. Rossum and the Company entered into an executive benefits agreement (the “Agreement”).  The Agreement has a term of three years, subject to automatic renewal for additional one-year terms unless earlier terminated by the Company or Mr. Rossum.  The Agreement provides for an annual base salary for Mr. Rossum of $295,000, and provides for additional benefits consistent with the Company's other Executive Benefits Agreement, as such Executive Benefits Agreements are further described in the Company’s proxy statement for its 2008 annual meeting, which was filed with the SEC on April 1, 2008, and the description of such Executive Benefits Agreements are incorporated herein by reference.  In lieu of compensation that he would otherwise have received, Mr. Rossum will also receive a signing bonus payable in two equal installments of half of Mr. Rossum’s base salary, with the first installment being paid within two weeks of Mr. Rossum beginning full-time employment and the second being paid on March 31, 2009, if Mr. Rossum is still a full-time employee of the Company.  Mr. Rossum is also being granted 150,000 shares of restricted stock.  100,000 shares will be awarded to Mr. Rossum on his first day of employment and vest over three years with one-third vesting on February 6, 2009, 2010 and 2011, respectively.  50,000 shares will be awarded to Mr. Rossum on February 6, 2009, if he is still a full-time employee of the Company, and vest over three years with one-third vesting February 6, 2010, 2011 and 2012, respectively.

Item 9.01.	Financial Statements and Exhibits.

99.1	Press Release of AirTran Holdings, Inc. announcing the appointment of Steven Rossum as Executive Vice President of Corporate Development.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AirTran Holdings, Inc.
(Registrant)
Date: September 4, 2008	/s/ Richard P. Magurno
Senior Vice President
and General Counsel

Exhibit Index

Exhibit No.	Description

EX-99.1	Press Release of AirTran Holdings, Inc. announcing the appointment of Steven Rossum as Executive Vice President of Corporate Development.

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